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                                                                Exhibit 10.23


                                 RIBOGENE, INC.


                            SECURED PROMISSORY NOTE


SPN-4                                                           January 5, 1994

        RiboGene, Inc., a California corporation (the "COMPANY"), for value received, promises to pay to the order of Hyline Laboratories, Inc. (the "HOLDER"), the sum of Nine Hundred Nine Thousand Dollars ($909,000.00), plus simple interest thereon at the rate of 5.3% per annum, compounded annually and calculated on the basis of a 365 day year. The principal amount of this Note and accrued but unpaid interest thereon shall be due and payable on or before the close of business on January 5, 1998, at the principal office of the Company or by mail to the registered address of the Holder.

        All unpaid principal and unpaid accrued interest of this Note may be prepaid without penalty, in whole or in part, at any time. Any prepayment of this Note will be credited first against accrued interest then against the outstanding principal amount.

        Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

        All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

        Repayment of this Note is secured by certain assets of the Company pursuant to that certain Security Agreement to which the Company and the Holder are party of even date herewith (the "SECURITY AGREEMENT"). This Note is not convertible into the capital stock of the Company.

        This Note has been issued pursuant to an Asset Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith by and between the Company and Holder, a copy of which may be obtained from the Company at no charge to the Holder. Reference is made to the Purchase Agreement for a full statement of the rights and obligations of the parties, including, without limitation, the right of setoff against amounts owing under this Note pursuant to Section 9(a)(viii) of the Purchase Agreement.

        The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

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        Reference is made to Sections 5 and 6 of the Security Agreement for an explanation of the Holder's rights upon default hereunder or otherwise thereunder, which rights may include, without limitation, accelerated payment of the balance of principal and accrued interest on this Note.

        Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

        IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note No. SPN-4 to be issued as of the date first above written.




                                        RIBOGENE, INC.,
                                        a California corporation


                                        By:  /s/ [SIGNATURE]
                                          ----------------------------------

                                        Title:  President & CEO
                                              ------------------------------



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